Exhibit 3.45

Request ID:	010606152	Province of Ontario	Date Report Produced: 2008/08/19
Demande n°:		Province de l’Ontario	Document produit le:
Transaction ID:	036293946	Ministry of Consumer and Business Services	Time Report Produced: 11:10:40
Transaction n°:		Ministère des Services aux consommateurs et aux entreprises	Imprimé a:
Category ID:	CT	Companies and Personal Property Security Branch
Catègori e:		Direction des compagnies et des sûretés mobiliéres

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

ENERSTREAM AGENCY SERVICES INC.

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

002182339

is a corporation incorporated, under the laws of the Province of Ontario.	est une societe constituee aux termes des lois de la province de l’Ontario.

These articles of incorporation are effective on	Les présents statuts constitutifs entrent en vigueur le

AUGUST 19 AOÛT, 2008

Director/Directrice
Business Corporations Act/Loi sur les societés par actions

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario
10606152	2182339

FORM 1	FORMULE NUMÉRO 1

BUSINESS CORPORATIONS ACT	/	LOI SUR LES COMPAGNIES

ARTICLES OF INCORPORATION

STATUTS CONSTITUTIFS

1.	The name of the corporation is:	Denomination sociale de la compagnie:

ENERSTREAM AGENCY SERVICES INC.

2.	The address of the registered office is:	Adresse du siège social:

199	BAY STREET	Suite 2800

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro°, ou numéro de is R.R. et, s’il s’agit edifice a bureau, numero du bureau)

TORONTO	ONTARIO
CANADA	M5L 1A9

(Name of Municipality or Post Office)	(Postal Code/Code postal)
(Nom de la municipalité ou du bureau de poste)

3.	Number (or minimum and maximum	Nombre (ou nombres minimal at maximal)
number) of directors is:	d’administrateurs:

Minimum	1	Maximum	10

4.	The first director(s) is/are:	Premier(s) administrateur(s):

First name, initials and surname Prenom, initiales et nom de famine	Resident Canadian State Yes or No Resident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code	Domicile élu, y compris la rue et le numero, le numero de is R.R., ou le nom de la municipalite at le code postal

*JASON A. DUBCHAK	YES

607 8 AVENUE SW Suite 400

CALGARY ALBERTA CANADA T2P 0A7

4.	The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname	Resident Canadian State Yes or No
	Prenom, initiales et nom de famine	Resident Canadian	Oui/Non

	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code	Domicile élu, y compris is rue et le nnmero, le numero de la R.R., ou le nom de la municipalité et le code postal

* DAVID POPE	YES

607 8 AVENUE SW Suite 400

CALGARY ALBERTA CANADA T2P 0A7

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:
Categories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisee a émettre:

The Corporation is authorized to issue an unlimited number of shares of one class designated as Class “A” common shares.

7.

Rights, privileges, restrictions and conditions if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions at conditions, s’il y a lieu, rattachés à cheque categorié d’actions at pouvoirs des administrateurs relatifs a cheque categorie d’actions que peut être emise en series

N/A

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L’emission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, soot les suivantes:

No securities of the Corporation, other than non-convertible debt securities, shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the holders of at least 51% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the outstanding common shares of the Corporation.

9.	Other provisions, (if any, are):
Autres dispositions, s’il y a /lieu:

None.

10.	The names and addresses of the incorporators are Nom et adresse des fondateurs

	First name, initials and last name or corporate name	Prenom, initiale et nom de fami/le ou denomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile elu, adresse du siège social au adresse de l’etablissement principal, y compris is rue at le numero, le numero de la R.R., le nom de Is municipalite et le code postal

*	JASON A. DUBCHAK

607 8 AVENUE SW Suite 400

CALGARY ALBERTA
CANADA T2P 0A7

*	DAVID POPE

607 8 AVENUE SW Suite 400

CALGARY ALBERTA
CANADA T2P 0A7